Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

FLOATING RATE SENIOR SECURED NOTES due 2015

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2015

Principal Amount:	US $300,000,000

Price to Public (Issue Price):	100%

Structuring Agent Fee	0.10%

Agents Commission:	0.20%

All-in Price:	99.700%

Net Proceeds to Issuer:	US $299,100,000

Interest Rate Basis (Benchmark):	LIBOR, as determined by Reuters

Index Currency:	U.S. Dollars

Spread (Plus or Minus):	Plus 0.60%

Index Maturity:	Three Months

Interest Payment Period:	Quarterly

Interest Payment Dates:	Quarterly on the 11th day of December, March, June, and September, commencing March 11, 2013 and ending on the Maturity Date

Initial Interest Rate:	To be determined two London Business Days prior to the Original Issue Date

Interest Reset Periods and Dates:	Quarterly on each Interest Payment Date

Interest Determination Date:	Quarterly, two London Business Days prior to each Interest Reset Date

Day Count Convention:	Actual/360, Modified Following Adjusted

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

Make Whole Call:	At any time at a discount margin of LIBOR plus 0 basis points

Business Days:	New York

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Trustee:	The Bank of New York Mellon

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

CUSIP:	36962G6N9

ISIN:	US36962G6N95

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 100% of the aggregate principal amount less an underwriting discount equal to 0.20% of the principal amount of the Notes.1

Institution	Commitment

Lead Managers:

Goldman, Sachs &Co.	$150,000,000

Citigroup Global Markets Inc.	$120,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$15,000,000

Credit Agricole Securities (USA) Inc.	$15,000,000

Total	$300,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

[1] Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.

Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

1.000% SENIOR SECURED NOTES due 2015

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2015

Principal Amount:	US $1,000,000,000

Price to Public (Issue Price):	99.900%

Structuring Agent Fee	0.10%

Agents Commission:	0.20%

All-in Price:	99.600%

Net Proceeds to Issuer:	US $996,000,000

Treasury Benchmark:	0.375% due November 15, 2015

Treasury Yield:	0.314%

Spread to Treasury Benchmark:	Plus 0.72%

Reoffer Yield:	1.034%

Interest Rate Per Annum:	1.000%

Interest Payment Dates:	Semi-annually on the 11th day of each December and June, commencing June 11, 2013 and ending on the Maturity Date

Day Count Convention:	30/360, Following Unadjusted

Business Days:	New York

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Make Whole Call:	At any time at a discount rate of Treasury plus 10 basis points

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Trustee:	The Bank of New York Mellon

Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

Method of Settlement:	Depository Trust Company

CUSIP:	36962G6M1

ISIN:	US36962G6M13

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 99.900% of the aggregate principal amount less an underwriting discount equal to 0.200% of the principal amount of the Notes.1

Institution	Commitment

Lead Managers:

Goldman, Sachs &Co.	$500,000,000

Citigroup Global Markets Inc.	$400,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$50,000,000

Credit Agricole Securities (USA) Inc.	$50,000,000

Total	$1,000,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

[1] Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.

Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

2.100% SENIOR SECURED NOTES due 2019

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2019

Principal Amount:	US $400,000,000

Price to Public (Issue Price):	99.922%

Structuring Agent Fee	0.10%

Agents Commission:	0.385%

All-in Price:	99.437%

Net Proceeds to Issuer:	US $397,748,000

Treasury Benchmark:	1.000% due November 30, 2019

Treasury Yield:	1.012%

Spread to Treasury Benchmark:	Plus 1.100%

Reoffer Yield:	2.112%

Interest Rate Per Annum:	2.100%

Interest Payment Dates:	Semi-annually on the 11th day of each December and June, commencing June 11, 2013 and ending on the Maturity Date

Day Count Convention:	30/360, Following Unadjusted

Business Days:	New York

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Make Whole Call:	At any time at a discount rate of Treasury plus 15 basis points

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Trustee:	The Bank of New York Mellon

Filed Pursuant to Rule 433
Dated December 5, 2012
Registration Statement No. 333-178262

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

Method of Settlement:	Depository Trust Company

CUSIP:	36962G6P4

ISIN:	US36962G6P44

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 99.922% of the aggregate principal amount less an underwriting discount equal to 0.385% of the principal amount of the Notes.1

Institution	Commitment

Lead Managers:

Goldman, Sachs &Co.	$200,000,000

Citigroup Global Markets Inc.	$160,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$20,000,000

Credit Agricole Securities (USA) Inc.	$20,000,000

Total	$400,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

1 Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.